Exhibit 24.1

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Fred A. Middleton, Bevil J. Hogg and James M. Stolze, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to (i) a universal shelf registration statement on Form S-3 covering the registration of securities of Stereotaxis, Inc. in aggregate principal amount of up to $75,000,000 and (ii) a resale registration statement on Form S-3 registering common stock issuable upon exercise of warrants held by warrant holders ((i) and (ii) collectively are referred to as the “Registration Statements”), and to file the Registration Statements, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in furtherance of the foregoing, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated August 30, 2006

/s/ Fred A. Middleton	/s/ Bevil J. Hogg
Fred A. Middleton	Bevil J. Hogg
Chairman of the Board	President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Abhi Acharya	/s/ Christopher Alafi
Abhi Acharya	Christopher Alafi
Director	Director

/s/ David W. Benfer	/s/ Ralph G. Dacey
David W. Benfer	Ralph G. Dacey
Director	Director

/s/ Gregory R. Johnson	/s/ William M. Kelley
Gregory R. Johnson	William M. Kelley
Director	Director

/s/ Abhijeet J. Lele	/s/ Robert J. Messey
Abhijeet J. Lele	Robert J. Messey
Director	Director

/s/ William C. Mills
William C. Mills
Director